Exhibit 10.3
SANDERSON FARMS, INC. AND AFFILIATES
EMPLOYEE STOCK OWNERSHIP PLAN
(As Amended and Restated Effective August 1, 2006)
WHEREAS, Sanderson Farms Inc. (the “Corporation”) maintains the Sanderson Farms, Inc. and Affiliates Employee Stock Ownership Plan (the “Plan”) for the benefit of the employees of the Corporation and its participating affiliates;
WHEREAS, Section 12.1 of the Plan provides that the Corporation, through action of its Board of Directors, may amend the Plan at any time; and
WHEREAS, the Corporation desires to amend the Plan in certain respects.
NOW THEREFORE BE IT RESOLVED, that, effective August 1, 2006, the Plan shall be amended as follows:
1.	Restate 6.3(f) in its entirety as follows:
(f)	If a portion of a Participant’s Accounts are forfeited under (c) or (d) above, Qualifying Employer Securities allocated to the Participant’s Stock Account pursuant to Section 8.4 hereof must be forfeited only after other Account assets.
2.	Restate Section 7.2(a) in its entirety as follows:
(a)	Distribution of a Participant’s vested Account balances shall be in the form of (i) Qualifying Employer Securities, with the value of any fractional share paid in cash, to the extent of the shares of Qualifying Employer Securities allocated to the Participant’s vested Stock Account, and (ii) cash, to the extent of cash allocated to the Participant’s vested Cash Account; provided, however, that the Participant shall have the right to demand that his Account balances be distributed in whole shares of Qualifying Employer Securities, with the value of any fractional shares paid in cash.
3.	Restate Section 7.12(c) in its entirety as follows:

4.
An	in-service distribution under this Section shall be distributed in whole shares of Qualifying Employer Securities, with the value of any fractional share paid in cash, and cash in proportion to the Participant’s Stock Account balance and Cash Account balance; provided, however, that the Participant shall have the right to demand that his Account balances be distributed in whole shares of Qualifying Employer Securities, with the value of any fractional share paid in cash. An election for distribution of Accounts pursuant to this Section shall not terminate the Participant’s right to participate in allocations of Contributions or Forfeitures hereunder.
               IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Sanderson Farms, Inc. and Affiliates Employee Stock Ownership Plan on this 23rd day of July, 2009.

SANDERSON FARMS, INC.

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